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                                                                    EXHIBIT 23.1

                         INDEPENDENT AUDITORS' CONSENT

Microsoft Corporation:

     We consent to the incorporation by reference in this Registration Statement on Form S-8 of Microsoft Corporation of our report dated July 17, 1997, (August 1, 1997, as to Acquisition Note) incorporated by reference in the Annual Report on Form 10-K of Microsoft Corporation for the year ended June 30, 1997.


/s/ Deloitte & Touche LLP
Deloitte & Touche LLP

Seattle, Washington
August 13, 1998